Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Announces Third Quarter 2025 Financial Results

Aliso Viejo, CA – October 29, 2025 – Glaukos Corporation (NYSE: GKOS), an ophthalmic pharmaceutical and medical technology company focused on novel therapies for the treatment of glaucoma, corneal disorders, and retinal diseases, today announced financial results for the third quarter ended September 30, 2025. Key highlights include:

●	Record net sales of $133.5 million in Q3 2025 increased 38% year-over-year on a reported basis and 37% year-over-year on a constant currency basis.
●	Glaucoma record net sales of $110.2 million in Q3 2025 increased 45% year-over-year.
●	U.S. Glaucoma record net sales of $80.8 million in Q3 2025 increased 57% year-over-year.
●	Gross margin of approximately 78% and non-GAAP gross margin of approximately 84% in Q3 2025.
●	Raised 2025 net sales guidance to $490 million to $495 million, compared to $480 million to $486 million previously.
●	Introduced preliminary 2026 net sales guidance of $600 million to $620 million.

“Our record third quarter results reflect continued strong momentum in our business driven by successful global execution of our key strategic plans,” said Thomas Burns, Glaukos chairman and chief executive officer. “We continue to successfully advance our robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.”

Third Quarter 2025 Financial Results

Net sales in the third quarter of 2025 of $133.5 million increased 38% on a reported basis, or 37% on a constant currency basis, compared to $96.7 million in the same period in 2024.

Gross margin for the third quarter of 2025 was approximately 78%, compared to approximately 77% in the same period in 2024. Non-GAAP gross margin for the third quarter of 2025 was approximately 84%, compared to approximately 82% in the same period in 2024.

Selling, general and administrative (SG&A) expenses for the third quarter of 2025 increased 30% to $83.0 million, compared to $64.0 million in the same period in 2024. Non-GAAP SG&A expenses for the third quarter of 2025 increased 32% to $83.2 million, compared to $63.3 million in the same period in 2024.

GAAP and non-GAAP research and development (R&D) expenses for the third quarter of 2025 increased 10% to $38.1 million, compared to $34.7 million in the same period in 2024.

Loss from operations in the third quarter of 2025 was $16.4 million, compared to operating loss of $24.7 million in the third quarter of 2024. Non-GAAP loss from operations in the third quarter of 2025 was $9.3 million, compared to non-GAAP operating loss of $18.4 million in the third quarter of 2024.

Net loss in the third quarter of 2025 was $16.2 million, or ($0.28) per diluted share, compared to net loss of $21.4 million, or ($0.39) per diluted share, in the third quarter of 2024. Non-GAAP net loss in the third quarter of 2025 was $9.2 million, or ($0.16) per diluted share, compared to non-GAAP net loss of $15.2 million, or ($0.28) per diluted share, in the third quarter of 2024.

The company ended the third quarter of 2025 with approximately $277.5 million in cash and cash equivalents, short-term investments and restricted cash, and no debt.

2025 Revenue Guidance

The company expects 2025 net sales to be in the range of $490 million to $495 million based on the latest foreign currency exchange rates.

2026 Preliminary Revenue Guidance

The company expects preliminary 2026 net sales to be in the range of $600 million to $620 million based on the latest foreign currency exchange rates.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 800-715-9871 (U.S.) or 646-307-1963 (international) and enter Conference ID 5255602. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies and any forward statements or guidance the company may make. This document is provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. It is the company’s goal that this format will make its quarterly earnings process more efficient and impactful for the investment community.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders, and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012. In 2024, Glaukos commenced commercial launch activities for iDose® TR, a first-of-its-kind, long-duration, intracameral procedural pharmaceutical designed to deliver 24/7 glaucoma drug therapy inside the eye for extended periods of time. Glaukos also markets the only FDA-approved corneal cross-linking therapy utilizing a proprietary bio-activated pharmaceutical for the treatment of keratoconus, a rarely diagnosed corneal disorder. Glaukos continues to successfully develop and advance a robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR or Epioxa therapies; the impact of general macroeconomic conditions including foreign currency fluctuations and future health crises on our business; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by governmental or third-party payors for procedures using our existing products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which was filed with the SEC on August 4, 2025, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, which is expected to be filed with the SEC by November 10, 2025. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses certain non-GAAP historical financial measures.

Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP Purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment associated with the exchange or redemption of convertible senior notes; significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements; and any other adjustment that is determined to be appropriate and consistent with the Non-GAAP Purposes. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Reported Sales vs. Prior Periods” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net sales	$133,537	$96,670	$364,321	$277,982
Cost of sales	28,831	22,584	80,043	65,392
Gross profit	104,706	74,086	284,278	212,590
Operating expenses:
Selling, general and administrative	82,999	64,000	237,047	192,163
Research and development	38,072	34,746	106,963	99,898
Acquired in-process research and development	—	—	—	14,229
Total operating expenses	121,071	98,746	344,010	306,290
Loss from operations	(16,365)	(24,660)	(59,732)	(93,700)
Non-operating income (expense):
Interest income	2,552	2,700	8,202	8,611
Interest expense	(1,175)	(1,663)	(3,489)	(8,468)
Charges associated with convertible senior notes	—	—	—	(18,012)
Other (expense) income, net	(1,009)	2,391	1,793	(338)
Total non-operating income (expense)	368	3,428	6,506	(18,207)
Loss before taxes	(15,997)	(21,232)	(53,226)	(111,907)
Income tax provision	234	177	808	885
Net loss	$(16,231)	$(21,409)	$(54,034)	$(112,792)

Basic and diluted net loss per share	$(0.28)	$(0.39)	$(0.95)	$(2.18)

Weighted-average shares outstanding used to compute basic and diluted net loss per share	57,398	55,037	57,083	51,804

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,246	$169,626
Short-term investments	175,466	149,289
Accounts receivable, net	98,684	60,744
Inventory	63,863	57,678
Prepaid expenses and other current assets	18,509	12,455
Total current assets	454,768	449,792
Restricted cash	3,834	4,733
Property and equipment, net	110,944	97,867
Operating lease right-of-use asset	31,536	30,254
Finance lease right-of-use asset	40,007	41,816
Intangible assets, net	264,136	263,445
Goodwill	66,710	66,134
Deposits and other assets	27,443	20,715
Total assets	$999,378	$974,756

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$19,883	$13,026
Accrued liabilities	67,633	62,099
Total current liabilities	87,516	75,125
Operating lease liability	35,847	33,936
Finance lease liability	68,468	69,463
Deferred tax liability, net	6,921	6,928
Other liabilities	31,083	22,373
Total liabilities	229,835	207,825

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 57,414 and 56,472 shares issued and 57,386 and 56,544 shares outstanding at September 30, 2025 and December 31, 2024, respectively	57	56
Additional paid-in capital	1,566,029	1,509,831
Accumulated other comprehensive income	3,062	2,615
Accumulated deficit	(799,473)	(745,439)
Less treasury stock (28 shares as of September 30, 2025 and December 31, 2024)	(132)	(132)
Total stockholders’ equity	769,543	766,931
Total liabilities and stockholders' equity	$999,378	$974,756

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q3 2025				Q3 2024
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$28,831	$(7,310)	(a)(b)(c)	$21,521	$22,584	$(5,523)	(a)	$17,061

Gross Margin	78.4%	5.5%		83.9%	76.6%	5.8%		82.4%

Operating expenses:
Selling, general and administrative	$82,999	$243	(d)	$83,242	$64,000	$(705)	(e)	$63,295
Loss from operations	$(16,365)	$7,067		$(9,298)	$(24,660)	$6,228		$(18,432)
Net loss	$(16,231)	$7,067	(f)	$(9,164)	$(21,409)	$6,228	(f)	$(15,181)
Basic and diluted net loss per share	$(0.28)	$0.12		$(0.16)	$(0.39)	$0.11		$(0.28)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million in Q3 2025 and Q3 2024.
(b)	Mobius acquisition-related amortization expense of developed intellectual property of $0.5 million.
(c)	Non-recurring, non-cash charge related to the write-down of certain inventory of $1.3 million.
(d)	Mobius contingent consideration fair value adjustment.
(e)	Avedro acquisition-related amortization expense of customer relationship intangible assets.
(f)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2025 and 2024.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Year-to-Date Q3 2025				Year-to-Date Q3 2024
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Cost of sales	$80,043	$(18,597)	(a)(b)(c)	$61,446	$65,392	$(16,569)	(a)	$48,823

Gross Margin	78.0%	5.1%		83.1%	76.5%	5.9%		82.4%

Operating expenses:
Selling, general and administrative	$237,047	$(52)	(d)(e)	$236,995	$192,163	$(2,115)	(f)	$190,048
Loss from operations	$(59,732)	$18,649		$(41,083)	$(93,700)	$18,684		$(75,016)

Non-operating expense:
Charges associated with convertible senior notes	$—	$—		$—	$(18,012)	$18,012	(g)	$—
Net loss	$(54,034)	$18,649	(h)	$(35,385)	$(112,792)	$36,696	(h)	$(76,096)
Basic and diluted net loss per share	$(0.95)	$0.33		$(0.62)	$(2.18)	$0.71		$(1.47)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $16.6 million year-to-date Q3 2025 and year-to-date Q3 2024.
(b)	Mobius acquisition-related amortization expense of developed intellectual property of $0.7 million.
(c)	Non-recurring, non-cash charge related to the write-down of certain inventory of $1.3 million.
(d)	Mobius acquisition-related transaction expense of $0.3 million.
(e)	Mobius contingent consideration fair value adjustment of $0.2 million.
(f)	Avedro acquisition-related amortization expense of customer relationship intangible assets.
(g)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(h)	Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2025 and 2024.

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	3Q 2025	3Q 2024	2Q 2025	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$29,443	$24,467	$31,251	20.3%	17.0%	3.3%	(5.8)%	(7.0)%	1.2%

Total Net Sales	$133,537	$96,670	$124,120	38.1%	37.3%	0.8%	7.6%	7.3%	0.3%

(1)	Operational growth excludes the effect of translational currency
(2)	Calculated by converting the current period numbers using the prior period’s average foreign exchange rates